                                                           Form 234 KGT 5-87 MAJ
                                             OPIC Contract of Insurance No. D581


                   OVERSEAS PRIVATE INVESTMENT CORPORATION

                            CONTRACT OF INSURANCE

                                   Against

                             BUSINESS INCOME LOSS

                              as defined below,


between the Overseas Private Investment Corporation ("OPIC") and

                                The Pioneer Group, Inc.
                                60 State Street, 18th Floor
                                Boston, Massachusetts 02109-1975

                                a corporation organized and existing
                                under the laws of the State of Delaware
                                or any of its subsidiaries


                                                           (the "Investor")

                              TABLE OF CONTENTS



                        Title                                          Page
                        -----                                          ----
[S]     [C]   [S]                                                      [C]
Article I - Subject of Insurance and Exchange of Promises

        1.01  Subject                                                   I-1
        1.02  Promises                                                  I-1
        1.03  Self-Insurance Requirement                                I-2
        1.04  Maximum Aggregate Compensation                            I-2
        1.05  Full Faith and Credit                                     I-2
        1.06  Term                                                      I-2
        1.07  Premiums and Coverage Elections                           I-2

Article II - Business Income - Scope of Coverage

        2.01  Loss of Business Income                                   II-1
        2.02  Exclusions                                                II-1

Article III - Business Income - Amount of Compensation

        3.01  Basis of Compensation                                     III-1
        3.02  Adjustments                                               III-1
        3.03  Limitations                                               III-2
        3.04  Appraisal                                                 III-2
        3.05  Estimated Compensation                                    III-3

Article IV - Procedures

        4.01  Application for Compensation                              IV-1
        4.02  Security                                                  IV-1
        4.03  Arbitration                                               IV-1
        4.04  Election of Amount of Coverage                            IV-1
                and Termination
        4.05  Legal and Miscellaneous                                   IV-2
        4.06  Notices                                                   IV-2
        4.07  Refund of Premiums                                        IV-2

Article V - Investor's Duties

        5.01  Duties                                                    V-1
        5.02  Default                                                   V-3
        5.03  Non-Waiver                                                V-3
        5.04  Cure                                                      V-3

Article VI - Amendments                                                 VI-1

                                     (i)

         Article I - Subject of Insurance and Exchange of Promises.
         ---------------------------------------------------------

1.01    Subject.
        -------

        1. INVESTMENT. The Investor promises that the Investor contributed or will contribute

                $300,000 in United States dollars

--------------------------------------------------------------------------------

to

                Financial Services Limited (FSL)
                24G, Wilanow 02-958 Mokotow
                Warsaw, Poland

                a joint venture organized under the laws of the Republic of Poland

                                                (the "foreign enterprise").

--------------------------------------------------------------------------------

The Investor owns 50% of the total equity shares of the foreign enterprise (the "Investor's share").

        2.  PROJECT.  The investment will be applied to

                the development and operation of a mutual fund to be located in Warsaw, Poland.

                                                (the "project").

--------------------------------------------------------------------------------

1.02    Promises.
        ---------

        OPIC promises that if acts occur during the term of this contract which satisfy the requirements for coverage in Article II, OPIC will pay the Investor the amount of compensation provided in Article III, in accordance with the procedures in Article IV.

        The Investor promises to comply with the duties in Article V. If the Investor violates any of those duties, the Investor may lose rights, including the right to compensation.

        Amendments to Articles I through V, if any, are contained in
Article VI.

1.03   Self-Insurance Requirement.
       ---------------------------

        The Investor shall bear at least 10% of business income loss compensable under Article II hereof.

1.04   Maximum Aggregate Compensation.
       -------------------------------

        OPIC will not pay compensation under this contract in an aggregate amount that exceeds $590,000.

1.05   Full Faith and Credit.
       ----------------------

        The full faith and credit of the United States of America is pledged to secure the full payment by OPIC of its obligations under this contract.

1.06   Term.
       -----

        This contract shall enter into force on September 30, 1992, provided it has been signed by OPIC and the Investor, and shall terminate 20 years afterward unless terminated earlier (section 4.04; section 5.02).

1.07   Premiums and Coverage Elections.
       --------------------------------

        The Investor shall elect amounts of coverage (\4.04) and pay premiums on or before each annual anniversary of the effective date of the contract. By notice to the Investor at least thirty days prior to a premium due date, OPIC may increase the rates for Current Insured Amount. The total increase during the first ten years shall be limited to 50% of the rates for the first period of this contract and thereafter to 100% of the rates for the first period.

The coverages and premiums for the first period shall be as follows:


Maximum Insured Amount:                    $590,000
Current Insured Amount:                    $210,000
 Premium rate is:                               x 0.45000 %
                                                -----------
Premium due for Current is:                                  =  $945.00
                                                             ==========
Standby Amount (Maximum less Current):           $380,000

       Premium rate is:                         x 0.25000 %
                                                -----------
Premium due for Standby is:                                   = $950.00
                                                              =========
Total premium is:                                             $1,895.00
                                                              =========


--------------------------------------------------------------------------------

              Article II - Business Income - Scope of Coverage.
              -------------------------------------------------

2.01 LOSS OF BUSINESS INCOME. Compensation is payable, subject to exclusions (section 2.02) and limitations (section 3.03), if tangible property of the foreign enterprise used for the project sustains damage, including disappearance or seizure and retention, directly resulting from political violence, and if such damage causes the partial or total cessation of project operation and results in a loss of business income during the period of restoration.

        "Political violence" means a violent act undertaken with the primary intent of achieving a political objective, such as declared or undeclared war, hostile action by national or international armed forces, civil war, revolution, insurrection, civil strife, terrorism or sabotage. However, acts undertaken primarily to achieve labor or student objectives are not covered.

        "Business income" means the net income (net profit or loss before income taxes) of the foreign enterprise that would have been earned or incurred from operation of the project, plus continuing normal operating expenses incurred.

        "Period of restoration" means the period of time that begins with the date of the direct physical damage caused by political violence which causes the loss of business income and ends on the sooner of

        (a) the date by which the tangible property should, with due diligence and dispatch, have been repaired, rebuilt, or replaced with property of similar quality, or

        (b) one year from the date of damage.

2.02 EXCLUSIONS. Regardless of any other provision of this contract, no compensation shall be payable

        (a) FINISHED STOCK. If the loss results from damage or destruction of manufactured stock ("finished stock"); or

        (b) MINIMUM LOSS. If the amount of compensation payable would be less than $10,000; or

        (c) REASONABLE PROTECTIVE MEASURES. To the extent the loss results from the failure to take reasonable measures to protect or preserve the property; or

        (d) PROVOCATION. If a preponderant cause of the loss is attributable to the unreasonable actions of the Investor, including corrupt practices, which provoke or instigate a loss; or

        (e) EXCLUDED PROPERTY. If the loss is due to damage to or loss of precious metals, gems, works of art, money or documents.

                                    III-1


           Article III - Business Income - Amount of Compensation.
           -------------------------------------------------------

3.01 BASIS OF COMPENSATION. If the requirements of Article II are satisfied, and subject to the adjustments (section 3.02) and limitations (section 3.03), OPIC shall pay compensation in United States dollars for business income loss. The amount of business income loss will be 90% (section 1.03) of

        (1) the Investor's share (section 1.01) of the net income loss of the foreign enterprise, plus

        (2) the continuing, normal operating expenses of the foreign enterprise,

and will be determined based on

        (a) the net income of the foreign enterprise before the loss or damage occurred,

        (b) the likely net income of the foreign enterprise if the loss or damage had not occurred,

        (c) the operating expenses of the foreign enterprise, including payroll expenses, necessary during the period of restoration to permit the productive capacity of the project that existed just before the damage to be restored, and

        (d) any other relevant information including financial records, accounting procedures, bills, invoices, other vouchers, deeds, liens, or contracts.

3.02   ADJUSTMENTS.

        (a) LOSS REDUCTION EXPENSES. OPIC will pay compensation for necessary expenses incurred by the foreign enterprise during the period of restoration that would not have been incurred if no loss or damage had occurred, to the extent that the expenses reduce the business income loss otherwise payable to the Investor. Compensation for loss reduction expenses is payable for necessary expenses incurred to avoid or minimize the complete or partial cessation of project operations and to continue operations at the project site, at replacement premises, or at temporary locations, and will include relocation expenses and costs to equip and operate the replacement or temporary locations. Compensation will be reduced by the salvage value of any property bought for temporary use during the period of restoration.

        (b) OTHER COMPENSATION. OPIC may reduce compensation for the Investor's share of compensation received from other sources on account of the business income loss.

                                    III-2


        (c) EXCHANGE RATE. Any expense incurred or net income denominated in local currency will be valued in U.S. dollars at the official exchange rate in effect on the date the expenses were incurred or, in the case of net income, on the date when it would under ordinary circumstances have been payable to the Investor. If, however, on that date U.S. dollars were not generally available at the official exchange rate, and exchanges of local currency for U.S. dollars were effected legally and normally through another channel, then the exchange rate shall be the effective rate obtained through that channel.

        (d) SELF-INSURANCE. Breach of the duty to be self-insured (section 1.03) shall result in a corresponding reduction of compensation otherwise payable under this coverage.

3.03 LIMITATIONS. Regardless of any other provision of this contract, the following limitations shall apply in computing compensation:

        (a) TIME LIMIT. No compensation shall be payable for any business income loss or loss reduction expenses sustained after one year from the date of damage.

        (b) CURRENT INSURED AMOUNT. Compensation shall not exceed the Current Insured Amount on the date of damage.

        (c) ELECTRONIC MEDIA AND RECORDS. OPIC will not pay for any loss of business income caused by physical loss or damage to electronic media and records after the longer of (1) 60 consecutive days from the date of direct physical loss or damage or (2) the period of restoration for all other property.

        "Electronic Media and Records" means all electronic data processing, recordings or storage media such as films, tapes, discs, drums or cells; data stored on such media; or programming records used for electronic data processing or electronically controlled equipment.

        (d) RESUMPTION OF OPERATIONS. OPIC will not pay compensation for any business income loss that could have been avoided by using damaged or undamaged property (including merchandise or stock) at the project site or elsewhere; nor will OPIC pay compensation for loss reduction expenses incurred after operations of the project could have been returned to normal and such expenses discontinued.

3.04 APPRAISAL. If OPIC determines that compensation is payable for a business income claim, but OPIC and the Investor are unable to agree on the amount of business income loss compensation, either may demand an appraisal of the loss. In this event, each party will select a competent appraiser. The appraisers will state separately the amount of business income

                                    III-3

loss. If the appraisals are different and the two parties cannot agree to a compromise, they will submit their differences to an umpire, selected by the two appraisers, whose decision will be binding. If the appraisers cannot agree on an umpire, either may request that selection be made by the American Arbitration Association. Each party will pay the costs of its chosen appraiser and share the expenses of the umpire equally.

3.05 ESTIMATED COMPENSATION. If OPIC determines that compensation is payable for a business income claim but due to lack of information cannot determine the precise amount due, OPIC may pay estimated compensation based on the information then available. OPIC may revise its estimate and recover any excess or pay any additional amount due.

                           Article IV - Procedures.
                           ------------------------

4.01 APPLICATION FOR COMPENSATION. An application for compensation shall demonstrate the Investor's right to compensation in the amount claimed. The Investor shall provide such additional information as OPIC may reasonably require to evaluate the application. The Investor may withdraw an application for compensation, but the right to recover compensation will be lost for any acts covered by the application.

        (a) OPIC must be notified immediately of any damage or loss caused by political violence which could result in a business income loss. That notice together with proof of the Investor's right to compensation and of the total amount of compensation due will be considered a completed application, which must be filed within two years of the damage or loss. The Investor may file partial applications for compensation during the period of restoration and as the Investor determines business income losses thereafter.

        (b) OPIC shall have a reasonable time in which to complete processing of any application for compensation.

4.02 SECURITY. As a condition for the payment of compensation, OPIC may require the Investor to provide reasonable security satisfactory to OPIC for repaying compensation (as may be required, for example, by section 3.05).

4.03 ARBITRATION. Any controversy relating to this contract shall be settled by arbitration in Washington, D.C. according to the the prevailing Commercial Arbitration Rules of the American Arbitration Association. Unless the Investor initiates arbitration, OPIC's liability shall expire one year after OPIC notifies the Investor of its determination concerning an application for compensation. A decision by arbitrators shall be final and binding, and any court having jurisdiction may enter judgment on it.

4.04 ELECTION OF AMOUNT OF COVERAGE AND TERMINATION. By prior notice to OPIC effective as of the next due date for premiums (section 1.07), the Investor may increase or decrease the Current Insured Amount and/or decrease the Maximum Insured Amount for any coverage for the remainder of the contract term, subject to the following limitations:

        (a) Current Insured Amount shall not exceed Maximum Insured Amount;

        (b) Maximum Insured Amount shall be reduced automatically by compensation paid by OPIC; Current Insured Amount shall also be reduced for the remainder of the annual election period to which the claim relates (section 3.03(b)).

        The Investor may terminate this contract effective as of any premium due date unless the premium is already paid. However, termination shall not affect any rights or obligations of either party relating to prior periods.

4.05 LEGAL AND MISCELLANEOUS. This contract shall be governed by the laws of the District of Columbia, its conflicts of law rules excepted. This contract constitutes the complete agreement between the parties, superseding any prior understandings. This contract may be modified, or its terms waived, only in writing.

4.06 NOTICES. Notices must be in writing, and shall be effective when received. Notices may be given to the Investor at the address on the title page (unless changed in writing), and to OPIC at

        Overseas Private Investment Corporation
        Washington, D.C.  20527
           Attention:  Vice President, Insurance.
           ---------

4.07 REFUND OF PREMIUMS. Upon timely request, OPIC will refund premiums PRO RATA if the Investor becomes ineligible for coverage or ceases to hold all or a portion of the insured investment.

                        Article V - Investor's Duties.
                        -----------------------------
5.01    Duties.
        ------

        1. REPRESENTATIONS AND PROJECT EXECUTION. The Investor understands that OPIC has issued this contract based on statutory policy goals (22 U.S.C.
section 2191) as well as underwriting considerations. All statements made by the Investor to OPIC in connection with this contract are true and complete, and the investment and the project shall be carried out as described.

        2. OWNERSHIP AND ELIGIBILITY. The Investor shall at all times remain the beneficial owner of the insured investment and shall remain eligible for OPIC insurance as

        (a) a citizen of the United States; or

        (b) a corporation or other association created under the laws of the United States, its states or territories, of which more than 50% of both the total interest and each class of shares is beneficially owned by citizens of the United States; or

        (c) an entity created under foreign law in which a 95% interest is owned by entities eligible under (a) or (b).

        3. RESUMPTION OF OPERATIONS. The Investor shall take all reasonable actions so that the operations of the project will be resumed as quickly as possible without undue expense.

        4. ASSIGNMENT. The Investor shall not assign this contract, or any of its rights, without OPIC's written consent, which will not be withheld unreasonably.

        5. PREMIUMS. The Investor shall pay the premiums for this contract in accordance with Article I. In the event that premiums are not paid when due, the Investor shall be in default but may cure this default within sixty days by paying the premiums plus interest at a rate of 12% per annum.

        6.  ACCOUNTING RECORDS.

        (a) The Investor shall maintain in the United States the records, books of account and current financial statements for the foreign enterprise necessary to compute and substantiate compensation, including

                (1)    records documenting the investment;

                (2)    annual balance sheets,;

                (3) annual statements of income, retained earnings, changes in financial position and related footnotes.

        (b) Accounting records shall be maintained in United States dollars in accordance with principles of accounting generally accepted in the United States (including principles of currency translation).

        (c) The Investor shall retain all accounting records until

                (1) the deadline for filing an application for compensation has expired (section 4.01); or

                (2) if an application has been filed, final action has been taken on an application for compensation
                (including arbitration and judicial appeals).

        However, if compensation has been paid, the accounting records shall be retained for three years after the Investor receives the compensation.

        7. REPORTS AND ACCESS TO INFORMATION. In order that OPIC may perform its statutory duties, including settling claims and reporting to the Congress (22 U.S.C. section 2200a), the Investor shall furnish OPIC with such information as OPIC may reasonably request, including

        (a) making available for interviews any persons subject to the Investor's practical control (including, to the extent within the investor's control, employees of the project and independent accountants);

        (b) making available for inspection and copying all documents and accounting records relating to the project (including, to the extent within the investor's control, workpapers of independent accountants);

        (c) permitting OPIC to inspect the project; and

        (d) furnishing available information concerning the effects of the project on the economy of the United States, the environment, and the economic and social development of the country in which the project is located.

        The Investor's duties under this paragraph shall continue for the period specified for the retention of accounting records (section 5.01.8(c)).

        8. COMPULSORY NOTICE. The Investor shall notify OPIC promptly of any acts or threats to act in a manner which may come within the scope of business income coverage (Article II) and shall keep OPIC informed as to all relevant developments.

        9. PRESERVATION AND CONTINUING COOPERATION. The Investor shall take all reasonable measures to preserve property, to pursue available administrative and judicial remedies, and to negotiate in good faith with the governing authority of the country in which the project is located and other potential sources of compensation. The Investor shall take all actions reasonably requested by OPIC to assist OPIC in management of the claim and related claims.

        10. OTHER COMPENSATION. The Investor shall not enter into any agreement with any foreign governing authority with respect to compensation for any acts within the scope of coverage (Article II) without OPIC's prior written consent.

5.02 DEFAULT. Material breach or misrepresentation by the Investor shall constitute default, and OPIC may

        (a) refuse to make payments to the Investor;

        (b) recover payments made; or

        (c) terminate this contract effective as of the date of the breach by giving notice to the Investor.

5.03 NON-WAIVER. Neither OPIC's failure to invoke its rights, nor its acceptance of premiums, shall constitute waiver of any of its rights, even though OPIC knows of the Investor's breach.

5.04 CURE. OPIC may permit the Investor to cure a breach in a manner satisfactory to OPIC, but shall have no obligation to allow breaches to be cured.

                           ARTICLE VI - AMENDMENTS

The following amendment is hereby incorporated as part of this Contract of Insurance No. D581:

6.01 Section 1.07, "PREMIUMS AND COVERAGE ELECTIONS," shall be amended by deleting in their entirety the second and third sentences of the first paragraph.

6.02 Subparagraph 3.02(b), "OTHER COMPENSATION", is amended by deleting the period and adding the following:

        "(excluding compensation payable under other insurance policies, except to the extent necessary to prevent the Investor from recovering more than the amount of the loss as recognized under any of the policies under which compensation is due, without regard to policy limits)."

6.03 Section 3.02, "ADJUSTMENTS", is amended by deleting subparagraph (c), "EXCHANGE RATE", and replacing it with the following new subparagraph:

        "(c) EXCHANGE RATE. Any expense incurred or net income denominated in local currency will be valued in U.S. dollars at the official exchange rate applicable to dividend remittances in effect on the date the expenses were incurred or, in the case of net income, when it would under ordinary circumstances have been recognized on the periodic income statement of the Investor. If, however, on such date U.S. dollars were not generally available at the official exchange rate, and exchanges of local currency for U.S. dollars were effected legally and normally through another channel, then the exchange rate shall be the effective rate obtainable through that channel.

        Notwithstanding the above:

        (1) any expense incurred in local currency and funded through the inward remittance of dollars will be valued in U.S. dollars at the most favorable exchange rate at which dollars could have been inwardly remitted using legal and normal channels on the date the remittance occurred; and

        (2) OPIC reserves the right to compensate expenses incurred in local currency with local currency."

6.04 A new subsection 5.01.11, "WORKERS' RIGHTS", is added to read as follows:.

        "11. WORKERS' RIGHTS. The investor agrees not to take actions to prevent employees of the foreign enterprise from lawfully exercising their right of association and their right to organize and bargain collectively. The Investor further agrees to observe applicable laws relating to a minimum age for employment of children, acceptable conditions of work with respect to minimum wages, hours of work, and occupational health and safety, and not to utilize forced or compulsory labor. The Investor is not responsible under this paragraph for the actions of a government".


INVESTOR

By:  /s/   William H. Keough               Date:  9/25/92
   --------------------------                   -----------------------
                                           Effective September 30, 1992

WILLIAM H. KEOUGH, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER, AND TREASURER
--------------------------------------------------------------------------------
(Print Name and Title)

OVERSEAS PRIVATE INVESTMENT CORPORATION

By:  /s/ B. Thomas Mansbach                Date:
   --------------------------                   -----------------------
                                           Effective September 30, 1992

B. Thomas Mansbach, Managing Director
--------------------------------------------------------------------------------
(Print Name and Title)